                     Long Beach Mortgage Loan Trust 2006-WL1

                                 $1,840,113,000
                               (+/-5% Approximate)

                           Long Beach Securities Corp.
                                    Depositor

                           Long Beach Mortgage Company
                       Sponsor, Seller and Master Servicer

                    Goldman, Sachs & Co.   WaMu Capital Corp.
                                Co-Lead Managers

[GOLDMAN SACHS LOGO]                                   [WAMU CAPITAL CORP. LOGO]

FILED PURSUANT TO RULE 433(d) - Registration
Statement No. 333-109318

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-743-3336.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Preliminary Term Sheet                            Date Prepared: January 6, 2006

                                 $1,840,113,000
                               (+/-5% Approximate)

                     Long Beach Mortgage Loan Trust 2006-WL1

----------------------------------------------------------------------------------------------------------------------------
              Principal    Expected Rating    Assumed Final    Expected Credit  Initial Pass-  Estimated Avg.  Prin. Payment
Class(1,2)  Balance($)(3)    S&P/Moody's    Distribution Date      Support       Through Rate   Life (yrs)(4)    Window(4)
----------------------------------------------------------------------------------------------------------------------------
I-A1          284,678,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       1.83       02/06 - 11/11
I-A2          256,210,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       1.83       02/06 - 11/11
I-A3           28,468,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       1.83       02/06 - 11/11
II-A1         536,053,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       0.95       02/06 - 11/07
II-A2         147,423,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       2.00       11/07 - 05/08
II-A3         158,793,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       3.25       05/08 - 11/11
II-A4          53,013,000    AAA / Aaa       January 25, 2036       23.35%       LIBOR + [ ]%       5.80       11/11 - 11/11
M-1            69,745,000    AA+ / Aa1       January 25, 2036       19.70%       LIBOR + [ ]%       4.87       04/10 - 11/11
M-2            63,056,000     AA / Aa2       January 25, 2036       16.40%       LIBOR + [ ]%       4.55       12/09 - 11/11
M-3            39,172,000    AA- / Aa3       January 25, 2036       14.35%       LIBOR + [ ]%       4.40       10/09 - 11/11
M-4            34,395,000     A+ / A1        January 25, 2036       12.55%       LIBOR + [ ]%       4.32       08/09 - 11/11
M-5            31,528,000      A / A2        January 25, 2036       10.90%       LIBOR + [ ]%       4.26       07/09 - 11/11
M-6            28,662,000     A- / A3        January 25, 2036        9.40%       LIBOR + [ ]%       4.21       06/09 - 11/11
M-7            26,752,000   BBB+ / Baa1      January 25, 2036        8.00%       LIBOR + [ ]%       4.17       05/09 - 11/11
M-8            23,885,000    BBB / Baa2      January 25, 2036        6.75%       LIBOR + [ ]%       4.15       04/09 - 11/11
M-9            19,108,000    BBB / Baa3      January 25, 2036        5.75%       LIBOR + [ ]%       4.12       04/09 - 11/11
M-10           20,064,000    BBB- / Ba1      January 25, 2036        4.70%       LIBOR + [ ]%       4.11       03/09 - 11/11
M-11           19,108,000    BBB- / Ba2      January 25, 2036        3.70%       LIBOR + [ ]%       4.08       03/09 - 11/11
----------------------------------------------------------------------------------------------------------------------------
Total       1,840,113,000
----------------------------------------------------------------------------------------------------------------------------

(1) The Class I-A1, Class I-A2 and Class I-A3 Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3, and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans. The principal balance of each class of the Certificates is subject to a 5% variance.

(2) The Certificates are priced to a 10% Clean-up Call. The margin on the Class I-A1, Class I-A2, Class I-A3, Class II-A1, Class II-A2, Class II-A3, and Class II-A4 Certificates will be equal to 2.0x the original margin on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on each of the Class M Certificates will be equal to 1.5x the original margin on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3) The principal balances of the Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.

(4) Assuming payment based on the following pricing speeds ("Pricing Prepayment Assumptions") and to a 10% Clean-up Call on all Certificates:

     o 2/28 Adjustable rate mortgage loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 30% CPR in month 12 (an approximate 2.273% increase per month), remains at 30% CPR in months 13 - 24; increases to 60% CPR in months 25 - 27 and decreasing to 35% CPR thereafter; and

     o 3/27 Adjustable rate mortgage loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 30% CPR in month 12 (an approximate 2.273% increase per month), remains at 30% CPR in months 13 - 36; increases to 60% CPR in months 37 - 39 and decreasing to 35% CPR thereafter.

     o Fixed rate mortgage loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakeven CDR Table for the Offered Subordinate Certificates

The assumptions for the breakeven CDR table below are as follows:

     o    The Pricing Prepayment Assumptions are applied

     o 1-month and 6-month Forward LIBOR curves as of December 30, 2005 are used

     o    40% loss severity

     o    There is a 6 month lag in recoveries

     o Priced to call with collateral losses calculated through the life of the applicable bond

     o Certificates are priced at par except for the M-9, M-10 and M-11 at 97.1864, 82.4498 and 77.1418, respectively

     o    Assumes bonds pay on 25th of month

     o    Based on initial marketing structure and spreads

---------------------------------------------------------------------------------------------------------
                                  First Dollar of Loss         LIBOR Flat               0% Return
---------------------------------------------------------------------------------------------------------
Class M-1  CDR (%)                                40.68                    40.79                    41.91
           Yield (%)                             5.2289                   4.7864                   0.0133
           WAL                                     2.80                     2.80                     2.79
           Modified Duration                       2.58                     2.58                     2.63
           Principal Window               Nov08 - Nov08            Nov08 - Nov08            Nov08 - Nov08
           Principal Writedown        26,075.03 (0.03%)     1,015,936.27 (1.35%)   11,011,707.33 (14.60%)
           Total Collat Loss    449,891,861.71 (21.78%)  450,816,362.57 (21.82%)  460,146,103.61 (22.27%)
---------------------------------------------------------------------------------------------------------
Class M-2  CDR (%)                                32.01                    32.12                    33.36
           Yield (%)                             5.2320                   4.7517                   0.0074
           WAL                                     3.21                     3.21                     3.11
           Modified Duration                       2.92                     2.93                     2.91
           Principal Window               Apr09 - Apr09            Apr09 - Apr09            Mar09 - Mar09
           Principal Writedown        77,281.87 (0.11%)     1,202,688.68 (1.76%)   11,165,220.70 (16.38%)
           Total Collat Loss    391,023,542.33 (18.93%)  392,065,930.43 (18.98%)  400,450,717.39 (19.39%)
---------------------------------------------------------------------------------------------------------
Class M-3  CDR (%)                                27.59                    27.49                    28.27
           Yield (%)                             5.2792                   4.7338                   0.0619
           WAL                                     3.38                     3.46                     3.36
           Modified Duration                       3.06                     3.14                     3.12
           Principal Window               Jun09 - Jun09            Jul09 - Jul09            Jun09 - Jun09
           Principal Writedown        13,007.22 (0.03%)       876,148.88 (2.07%)    7,464,271.32 (17.63%)
           Total Collat Loss    353,438,300.05 (17.11%)  355,068,907.53 (17.19%)  360,332,826.93 (17.44%)
---------------------------------------------------------------------------------------------------------
Class M-4  CDR (%)                                23.85                    23.93                    24.47
           Yield (%)                             5.4417                   4.7952                   0.0192
           WAL                                     3.63                     3.63                      3.6
           Modified Duration                       3.26                     3.27                     3.32
           Principal Window               Sep09 - Sep09            Sep09 - Sep09            Sep09 - Sep09
           Principal Writedown         4,569.73 (0.01%)       949,179.24 (2.55%)    7,291,773.42 (19.61%)
           Total Collat Loss    321,478,261.98 (15.56%)  322,350,072.95 (15.60%)  328,202,214.11 (15.89%)
---------------------------------------------------------------------------------------------------------
Class M-5  CDR (%)                                20.81                    20.89                    21.37
           Yield (%)                             5.4390                   4.7276                   0.0196
           WAL                                     3.80                     3.80                     3.76
           Modified Duration                       3.39                      3.4                     3.46
           Principal Window               Nov09 - Nov09            Nov09 - Nov09            Nov09 - Nov09
           Principal Writedown        40,965.80 (0.12%)     1,040,265.78 (3.05%)    7,009,721.17 (20.56%)
           Total Collat Loss    291,575,150.63 (14.11%)  292,499,247.51 (14.16%)  298,015,146.59 (14.43%)
---------------------------------------------------------------------------------------------------------
Class M-6  CDR (%)                                18.20                    18.28                    18.71
           Yield (%)                             5.5370                   4.7590                   0.1020
           WAL                                     3.96                     3.96                     3.92
           Modified Duration                       3.52                     3.53                     3.59
           Principal Window               Jan10 - Jan10            Jan10 - Jan10            Jan10 - Jan10
           Principal Writedown         7,283.14 (0.02%)     1,049,617.82 (3.39%)    6,639,468.11 (21.43%)
           Total Collat Loss    264,270,447.08 (12.79%)  265,245,123.44 (12.84%)  270,458,483.82 (13.09%)
---------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

The assumptions for the breakeven CDR table below are as follows:

     o    The Pricing Prepayment Assumptions are applied

     o 1-month and 6-month Forward LIBOR curves as of December 30, 2005 are used

     o    40% loss severity

     o    There is a 6 month lag in recoveries

     o Priced to call with collateral losses calculated through the life of the applicable bond

     o Certificates are priced at par except for the M-9, M-10 and M-11 at 97.1864, 82.4498 and 77.1418, respectively

     o    Assumes bonds pay on 25th of month

     o    Based on initial marketing structure and spreads

----------------------------------------------------------------------------------------------------------
                                   First Dollar of Loss         LIBOR Flat               0% Return
----------------------------------------------------------------------------------------------------------
Class M-7   CDR (%)                                15.84                    16.06                    16.45
            Yield (%)                             6.4741                   4.8033                   0.1113
            WAL                                     4.21                     4.13                     4.06
            Modified Duration                       3.63                     3.58                     3.63
            Principal Window               Apr10 - Apr10            Mar10 - Mar10            Mar10 - Mar10
            Principal Writedown        34,584.39 (0.12%)     2,202,329.27 (7.61%)    7,505,180.77 (25.95%)
            Total Collat Loss    239,376,848.66 (11.59%)  240,754,172.45 (11.65%)  245,717,391.88 (11.89%)
----------------------------------------------------------------------------------------------------------
Class M-8   CDR (%)                                13.95                    14.14                    14.47
            Yield (%)                             6.9916                   4.7312                   0.1514
            WAL                                     4.30                     4.28                      4.2
            Modified Duration                       3.64                     3.67                     3.71
            Principal Window               May10 - May10            May10 - May10            May10 - May10
            Principal Writedown        68,942.54 (0.27%)    2,788,297.95 (10.80%)    7,479,976.69 (28.97%)
            Total Collat Loss    215,896,103.29 (10.45%)  218,438,075.99 (10.57%)  222,829,671.04 (10.79%)
----------------------------------------------------------------------------------------------------------
Class M-9   CDR (%)                                12.46                    12.67                    12.95
            Yield (%)                             7.9199                   4.7093                   0.1572
            WAL                                     4.46                     4.43                     4.26
            Modified Duration                       3.72                     3.75                     3.73
            Principal Window               Jul10 - Jul10            Jul10 - Jul10            Jun10 - Jun10
            Principal Writedown       128,190.80 (0.62%)    3,274,669.12 (15.85%)    6,852,580.06 (33.17%)
            Total Collat Loss     197,920,705.20 (9.58%)   200,835,291.07 (9.72%)   203,554,546.16 (9.85%)
----------------------------------------------------------------------------------------------------------
Class M-10  CDR (%)                                11.02                    11.47                    11.67
            Yield (%)                            12.3790                   4.7595                   0.2417
            WAL                                     4.55                     4.39                     4.23
            Modified Duration                       3.63                     3.69                     3.72
            Principal Window               Aug10 - Aug10            Aug10 - Aug10            Aug10 - Aug10
            Principal Writedown       101,283.40 (0.47%)    7,206,754.33 (33.22%)   10,318,742.97 (47.57%)
            Total Collat Loss     178,593,892.02 (8.65%)   185,037,397.55 (8.96%)   187,881,311.65 (9.09%)
----------------------------------------------------------------------------------------------------------
Class M-11  CDR (%)                                 9.76                    10.23                    10.39
            Yield (%)                            14.0926                   4.7416                   0.1935
            WAL                                     4.71                     4.37                      4.2
            Modified Duration                       3.68                     3.69                     3.72
            Principal Window               Oct10 - Oct10            Sep10 - Sep10            Sep10 - Sep10
            Principal Writedown        21,375.27 (0.10%)    8,165,952.54 (39.53%)   10,904,628.31 (52.79%)
            Total Collat Loss     161,985,962.59 (7.84%)   168,058,511.65 (8.14%)   170,403,981.62 (8.25%)
----------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Maturity

The assumptions for the sensitivity table below are as follows:

     o    The Pricing Prepayment Assumptions are applied

     o    1-month and 6-month LIBOR remain static

     o    10% Clean Up Call is not exercised

     o    Based on initial marketing structure and spreads

--------------------------------------------------------------------------------
                             50 PPA  75 PPA  100 PPA  125 PPA  150 PPA  175 PPA
--------------------------------------------------------------------------------
Class I-A1   WAL              4.29    2.87     1.99    1.28     1.08      0.94
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     307     219     161      34       27        24
--------------------------------------------------------------------------------
Class I-A2   WAL              4.29    2.87     1.99    1.28     1.08      0.94
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     307     219     161      34       27        24
--------------------------------------------------------------------------------
Class I-A3   WAL              4.29    2.87     1.99    1.28     1.08      0.94
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     307     219     161      34       27        24
--------------------------------------------------------------------------------
Class II-A1  WAL              1.70    1.20     0.95    0.77     0.65      0.56
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     42      28       22      19       15        13
--------------------------------------------------------------------------------
Class II-A2  WAL              4.43    2.79     2.00    1.71     1.47      1.23
             First Prin Pay    42      28       22      19       15        13
             Last Prin Pay     71      46       28      23       21        18
--------------------------------------------------------------------------------
Class II-A3  WAL              8.69    5.65     3.26    2.11     1.80      1.64
             First Prin Pay    71      46       28      23       21        18
             Last Prin Pay     157     103      74      30       24        22
--------------------------------------------------------------------------------
Class II-A4  WAL              17.61   11.66    8.40    2.65     2.09      1.86
             First Prin Pay    157     103      74      30       24        22
             Last Prin Pay     312     219     159      34       27        24
--------------------------------------------------------------------------------
Class M-1    WAL              8.90    5.95     5.31    7.00     5.51      4.55
             First Prin Pay    47      41       52      64       50        42
             Last Prin Pay     276     188     137      123      98        80
--------------------------------------------------------------------------------
Class M-2    WAL              8.88    5.91     4.98    5.00     3.93      3.29
             First Prin Pay    47      40       47      52       41        35
             Last Prin Pay     267     181     132      101      79        65
--------------------------------------------------------------------------------
Class M-3    WAL              8.86    5.88     4.81    4.47     3.51      2.98
             First Prin Pay    47      39       45      47       37        32
             Last Prin Pay     257     174     126      96       76        62
--------------------------------------------------------------------------------
Class M-4    WAL              8.84    5.86     4.72    4.23     3.32      2.84
             First Prin Pay    47      39       43      44       35        30
             Last Prin Pay     250     168     122      93       73        60
--------------------------------------------------------------------------------
Class M-5    WAL              8.81    5.83     4.64    4.07     3.21      2.73
             First Prin Pay    47      38       42      42       34        29
             Last Prin Pay     243     163     118      90       71        58
--------------------------------------------------------------------------------
Class M-6    WAL              8.78    5.81     4.58    3.95     3.13      2.66
             First Prin Pay    47      38       41      41       33        28
             Last Prin Pay     235     157     114      86       68        56
--------------------------------------------------------------------------------
Class M-7    WAL              8.74    5.78     4.52    3.85     3.06      2.59
             First Prin Pay    47      38       40      39       32        27
             Last Prin Pay     226     151     109      83       65        54
--------------------------------------------------------------------------------
Class M-8    WAL              8.69    5.74     4.47    3.76     2.99      2.54
             First Prin Pay    47      37       39      38       31        26
             Last Prin Pay     217     144     104      79       62        52
--------------------------------------------------------------------------------
Class M-9    WAL              8.63    5.69     4.41    3.69     2.94      2.49
             First Prin Pay    47      37       39      37       30        26
             Last Prin Pay     207     137      99      75       59        49
--------------------------------------------------------------------------------
Class M-10   WAL              8.55    5.63     4.36    3.62     2.89      2.46
             First Prin Pay    47      37       38      37       30        25
             Last Prin Pay     198     131      94      72       56        47
--------------------------------------------------------------------------------
Class M-11   WAL              8.43    5.55     4.27    3.54     2.81      2.39
             First Prin Pay    47      37       38      36       29        25
             Last Prin Pay     185     122      88      67       53        44
--------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Call

The assumptions for the sensitivity table below are as follows:

     o    The Pricing Prepayment Assumptions are applied

     o    1-month and 6-month LIBOR remain static

     o    10% Clean Up Call is not exercised

     o    Based on initial marketing structure and spreads

-------------------------------------------------------------------------------
                             50 PPA  75 PPA  100 PPA  125 PPA  150 PPA  175 PPA
-------------------------------------------------------------------------------
Class I-A1   WAL              3.99    2.65     1.83    1.28     1.08      0.94
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     147     96       70      34       27        24
-------------------------------------------------------------------------------
Class I-A2   WAL              3.99    2.65     1.83    1.28     1.08      0.94
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     147     96       70      34       27        24
-------------------------------------------------------------------------------
Class I-A3   WAL              3.99    2.65     1.83    1.28     1.08      0.94
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     147     96       70      34       27        24
-------------------------------------------------------------------------------
Class II-A1  WAL              1.70    1.20     0.95    0.77     0.65      0.56
             First Prin Pay     1       1       1        1        1        1
             Last Prin Pay     42      28       22      19       15        13
-------------------------------------------------------------------------------
Class II-A2  WAL              4.43    2.79     2.00    1.71     1.47      1.23
             First Prin Pay    42      28       22      19       15        13
             Last Prin Pay     71      46       28      23       21        18
-------------------------------------------------------------------------------
Class II-A3  WAL              8.67    5.63     3.25    2.11     1.80      1.64
             First Prin Pay    71      46       28      23       21        18
             Last Prin Pay     147     96       70      30       24        22
-------------------------------------------------------------------------------
Class II-A4  WAL              12.21   7.96     5.80    2.65     2.09      1.86
             First Prin Pay    147     96       70      30       24        22
             Last Prin Pay     147     96       70      34       27        24
-------------------------------------------------------------------------------
Class M-1    WAL              8.02    5.34     4.87    4.38     3.38      2.88
             First Prin Pay    47      41       52      53       41        35
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-2    WAL              8.02    5.32     4.55    4.38     3.38      2.88
             First Prin Pay    47      40       47      52       41        35
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-3    WAL              8.02    5.30     4.40    4.16     3.25      2.78
             First Prin Pay    47      39       45      47       37        32
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-4    WAL              8.02    5.30     4.32    3.93     3.07      2.65
             First Prin Pay    47      39       43      44       35        30
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-5    WAL              8.02    5.29     4.26    3.77     2.97      2.55
             First Prin Pay    47      38       42      42       34        29
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-6    WAL              8.02    5.29     4.21    3.67     2.90      2.48
             First Prin Pay    47      38       41      41       33        28
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-7    WAL              8.02    5.29     4.17    3.58     2.84      2.42
             First Prin Pay    47      38       40      39       32        27
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-8    WAL              8.02    5.28     4.15    3.52     2.79      2.39
             First Prin Pay    47      37       39      38       31        26
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-9    WAL              8.02    5.27     4.12    3.47     2.75      2.35
             First Prin Pay    47      37       39      37       30        26
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-10   WAL              8.02    5.27     4.11    3.43     2.73      2.33
             First Prin Pay    47      37       38      37       30        25
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------
Class M-11   WAL              8.02    5.27     4.08    3.39     2.68      2.30
             First Prin Pay    47      37       38      36       29        25
             Last Prin Pay     147     96       70      53       41        35
-------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One and Six-month LIBOR increase in accordance with the LIBOR Forward Curves as of the close of business on December 30, 2005, (ii) daycount convention of 30/360 is applied and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table. This table is based on initial marketing structure and spreads.

        Distribution    Excess
Period      Date      Spread (%)
------  ------------  ----------
   1       Feb-06       4.2021
   2       Mar-06       2.0477
   3       Apr-06       2.0243
   4       May-06       2.0340
   5       Jun-06       2.0177
   6       Jul-06       2.0319
   7       Aug-06       2.0092
   8       Sep-06       2.0053
   9       Oct-06       2.0343
  10       Nov-06       2.0010
  11       Dec-06       2.0385
  12       Jan-07       1.9991
  13       Feb-07       2.0052
  14       Mar-07       2.1539
  15       Apr-07       2.0103
  16       May-07       2.0664
  17       Jun-07       2.0128
  18       Jul-07       2.0742
  19       Aug-07       2.0147
  20       Sep-07       2.0536
  21       Oct-07       3.5493
  22       Nov-07       3.3993
  23       Dec-07       3.5284
  24       Jan-08       3.3699
  25       Feb-08       3.3787
  26       Mar-08       3.6685
  27       Apr-08       3.7747
  28       May-08       3.9135
  29       Jun-08       3.7683
  30       Jul-08       3.9095
  31       Aug-08       3.7629
  32       Sep-08       3.7804
  33       Oct-08       4.2833
  34       Nov-08       4.1339
  35       Dec-08       4.2813
  36       Jan-09       4.1125
  37       Feb-09       4.1182
  38       Mar-09       4.4094
  39       Apr-09       3.9085
  40       May-09       4.1188
  41       Jun-09       3.9962
  42       Jul-09       4.1692
  43       Aug-09       4.0131
  44       Sep-09       4.0156
  45       Oct-09       4.1930
  46       Nov-09       4.0352
  47       Dec-09       4.1933
  48       Jan-10       4.0125
  49       Feb-10       4.0308
  50       Mar-10       4.5038
  51       Apr-10       4.0360
  52       May-10       4.1929
  53       Jun-10       4.0325
  54       Jul-10       4.1910
  55       Aug-10       4.0315
  56       Sep-10       4.0370
  57       Oct-10       4.2090
  58       Nov-10       4.0525
  59       Dec-10       4.2159
  60       Jan-11       4.0452
  61       Feb-11       4.0526
  62       Mar-11       4.5544
  63       Apr-11       4.0411
  64       May-11       4.2071
  65       Jun-11       4.0370
  66       Jul-11       4.2019
  67       Aug-11       4.0299
  68       Sep-11       4.0252
  69       Oct-11       4.1997
  70       Nov-11       4.0253
  71       Dec-11       3.8291
  72       Jan-12       3.6184
  73       Feb-12       3.6378
  74       Mar-12       3.9940
  75       Apr-12       3.6362
  76       May-12       3.8118
  77       Jun-12       3.6266
  78       Jul-12       3.8014
  79       Aug-12       3.6131
  80       Sep-12       3.6058
  81       Oct-12       3.8080
  82       Nov-12       3.6238
  83       Dec-12       3.8165
  84       Jan-13       3.6363
  85       Feb-13       3.6638
  86       Mar-13       4.2171
  87       Apr-13       3.7275
  88       May-13       3.9224
  89       Jun-13       3.7646
  90       Jul-13       3.9617
  91       Aug-13       3.8073
  92       Sep-13       3.8315
  93       Oct-13       4.0521
  94       Nov-13       3.9053
  95       Dec-13       4.1030
  96       Jan-14       3.9494
  97       Feb-14       3.9882
  98       Mar-14       4.5243
  99       Apr-14       4.0705
 100       May-14       4.2675
 101       Jun-14       4.1342
 102       Jul-14       4.3319
 103       Aug-14       4.2036
 104       Sep-14       4.2410
 105       Oct-14       4.4540
 106       Nov-14       4.3302
 107       Dec-14       4.5247
 108       Jan-15       4.3969
 109       Feb-15       4.4473
 110       Mar-15       4.9459
 111       Apr-15       4.5312
 112       May-15       4.7182
 113       Jun-15       4.6036
 114       Jul-15       4.7899
 115       Aug-15       4.6818
 116       Sep-15       4.7242
 117       Oct-15       4.9165
 118       Nov-15       4.8180
 119       Dec-15       5.0051
 120       Jan-16       4.9142

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Net WAC Rate, Group I Cap Rate and Group II Cap Rate. The information in the following table has been prepared in accordance with the following assumptions
(i) one and six month LIBOR remain constant at 20.00%, (ii) day count convention of actual/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table. This table is based on initial marketing structure and spreads.

        Distribution    Net WAC      Group I       Group II
Period       Date      Rate (%)   Cap Rate (%)   Cap Rate (%)
------  ------------  ----------  ------------  -------------
   1         Feb-06     39.2815      39.3934       39.2101
   2         Mar-06     21.7210      21.7892       21.6775
   3         Apr-06     21.2741      21.3367       21.2341
   4         May-06     21.1157      21.1804       21.0743
   5         Jun-06     20.7587      20.8214       20.7188
   6         Jul-06     20.5332      20.5978       20.4919
   7         Aug-06     20.0941      20.1565       20.0544
   8         Sep-06     19.7036      19.7654       19.6641
   9         Oct-06     19.3787      19.4425       19.3379
  10         Nov-06     18.8621      18.9230       18.8233
  11         Dec-06     18.5648      18.6268       18.5253
  12         Jan-07     18.0638      18.1228       18.0262
  13         Feb-07     17.6818      17.7398       17.6448
  14         Mar-07     17.6945      17.7577       17.6542
  15         Apr-07     16.9554      17.0124       16.9190
  16         May-07     16.7319      16.7898       16.6949
  17         Jun-07     16.2645      16.3196       16.2294
  18         Jul-07     16.0671      16.1230       16.0315
  19         Aug-07     15.6115      15.6646       15.5777
  20         Sep-07     15.3403      15.4225       15.2879
  21         Oct-07     10.6730      10.6714       10.6741
  22         Nov-07     10.4378      10.4259       10.4455
  23         Dec-07     10.7009      10.6789       10.7151
  24         Jan-08     10.4616      10.4308       10.4814
  25         Feb-08     10.4151      10.3820       10.4363
  26         Mar-08     10.9087      10.8864       10.9231
  27         Apr-08     11.0332      10.9605       11.0801
  28         May-08     11.2638      11.1851       11.3144
  29         Jun-08     10.9445      10.8660       10.9950
  30         Jul-08     11.1784      11.0924       11.2338
  31         Aug-08     10.8599      10.7746       10.9148
  32         Sep-08     10.8596      10.7833       10.9088
  33         Oct-08     11.3824      11.3669       11.3923
  34         Nov-08     11.0586      11.0355       11.0735
  35         Dec-08     11.3669      11.3407       11.3837
  36         Jan-09     11.0357      11.0070       11.0541
  37         Feb-09     11.0184      10.9875       11.0382
  38         Mar-09     12.0602      12.0384       12.0742
  39         Apr-09     11.7906      11.7549       11.8133
  40         May-09     12.1228      12.0810       12.1496
  41         Jun-09     11.7572      11.7144       11.7845
  42         Jul-09     12.0869      12.0396       12.1171
  43         Aug-09     11.7216      11.6735       11.7523
  44         Sep-09     11.7300      11.6930       11.7537
  45         Oct-09     12.8565      12.8019       12.8913
  46         Nov-09     12.4669      12.4092       12.5038
  47         Dec-09     12.8212      12.7592       12.8609
  48         Jan-10     12.4293      12.3661       12.4696
  49         Feb-10     12.4103      12.3447       12.4521
  50         Mar-10     13.5990      13.5232       13.6473
  51         Apr-10     12.5301      12.4796       12.5624
  52         May-10     12.8924      12.8351       12.9289
  53         Jun-10     12.4950      12.4371       12.5320
  54         Jul-10     12.8541      12.7917       12.8940
  55         Aug-10     12.4571      12.3942       12.4973
  56         Sep-10     12.4425      12.3805       12.4821
  57         Oct-10     12.8047      12.7401       12.8460
  58         Nov-10     12.4086      12.3442       12.4498
  59         Dec-10     12.7686      12.6993       12.8129
  60         Jan-11     12.3725      12.3027       12.4170
  61         Feb-11     11.5700      11.4976       11.6162
  62         Mar-11     12.8021      12.7202       12.8543
  63         Apr-11     11.5598      11.4837       11.6084
  64         May-11     11.9367      11.8555       11.9885
  65         Jun-11     11.5433      11.4619       11.5952
  66         Jul-11     11.9193      11.8324       11.9748
  67         Aug-11     11.5263      11.4394       11.5818
  68         Sep-11     11.5191      11.4305       11.5756
  69         Oct-11     11.8992      11.8052       11.9591
  70         Nov-11     11.5068      11.4133       11.5664
  71         Dec-11     11.8813      11.7817       11.9448
  72         Jan-12     11.4892      11.3899       11.5525
  73         Feb-12     11.4804      11.3782       11.5455
  74         Mar-12     12.2640      12.1528       12.3348
  75         Apr-12     11.4685      11.3621       11.5364
  76         May-12     11.8416      11.7288       11.9135
  77         Jun-12     11.4505      11.3383       11.5220
  78         Jul-12     11.8227      11.7037       11.8985
  79         Aug-12     11.4321      11.3139       11.5074
  80         Sep-12     11.4228      11.3015       11.5000
  81         Oct-12     11.7939      11.6654       11.8757
  82         Nov-12     11.4041      11.2766       11.4852
  83         Dec-12     11.7744      11.6395       11.8603
  84         Jan-13     11.3851      11.2514       11.4702
  85         Feb-13     11.3755      11.2387       11.4626
  86         Mar-13     12.5837      12.4287       12.6823
  87         Apr-13     11.3562      11.2130       11.4473
  88         May-13     11.7247      11.5734       11.8209
  89         Jun-13     11.3367      11.1871       11.4318
  90         Jul-13     11.7044      11.5465       11.8048
  91         Aug-13     11.3169      11.1608       11.4162
  92         Sep-13     11.3070      11.1476       11.4083
  93         Oct-13     11.6735      11.5055       11.7804
  94         Nov-13     11.2869      11.1209       11.3924
  95         Dec-13     11.6527      11.4778       11.7638
  96         Jan-14     11.2666      11.0940       11.3763

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

        Distribution   Net WAC  Group I Cap  Group II Cap
Period      Date      Rate (%)    Rate (%)     Rate (%)
------  ------------  --------  -----------  ------------
  97       Feb-14      11.2564    11.0804      11.3682
  98       Mar-14      12.4511    12.2525      12.5772
  99       Apr-14      11.2358    11.0530      11.3519
 100       May-14      11.5997    11.4072      11.7218
 101       Jun-14      11.2151    11.0254      11.3354
 102       Jul-14      11.5781    11.3785      11.7047
 103       Aug-14      11.1941    10.9975      11.3188
 104       Sep-14      11.1835    10.9834      11.3104
 105       Oct-14      11.5453    11.3349      11.6787
 106       Nov-14      11.1622    10.9551      11.2935
 107       Dec-14      11.5232    11.3055      11.6612
 108       Jan-15      11.1407    10.9265      11.2765
 109       Feb-15      11.1299    10.9121      11.2680
 110       Mar-15      12.3104    12.0653      12.4657
 111       Apr-15      11.1082    10.8832      11.2507
 112       May-15      11.4672    11.2309      11.6168
 113       Jun-15      11.0863    10.8540      11.2333
 114       Jul-15      11.4444    11.2006      11.5987
 115       Aug-15      11.0642    10.8245      11.2158
 116       Sep-15      11.0531    10.8097      11.2070
 117       Oct-15      11.4100    11.1547      11.5714
 118       Nov-15      11.0307    10.7800      11.1893
 119       Dec-15      11.3868    11.1238      11.5531
 120       Jan-16      11.0082    10.7499      11.1714

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.